As filed with the Securities and Exchange Commission on July 28, 2016

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	26-003006-31
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

201 Spear Street, Suite 1100

San Francisco, California 94105

(Address of registrant's principal executive office) (zip code)

AMENDED AND RESTATED STOCK OPTION PLAN

(Full title of the plan)

Michael Hinshaw
Chairman, President and Chief Executive Officer

McorpCX, Inc.

201 Spear Street, Suite 1100

San Francisco, California 94105

(Name and address of agent for service)

(415) 526-2651

(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Bond

Davis Wright Tremaine LLP

Suite 2200, 1201 Third Avenue

Seattle, WA 98101-3045

(206) 622-3150

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, without par value	2,042,615 shares	$1.02	$2,083,467	$209.81

(1)

This Registration Statement covers 2,042,615 shares of common stock authorized to be offered and sold under the McorpCX, Inc. Amended and Restated Stock Option Plan (the “Plan”), which represents 10% of the total number of issued and outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s common stock that may be issuable as a result of stock splits, stock dividends, or similar transactions.

(2)

Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the last sale price of the Registrant's shares of common stock as reported on the OTCQB Market on July 27, 2016.

(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(h)(1) and 457(c) of the Securities Act, based on a rate of $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

 EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by McorpCX, Inc., a California corporation (the “Registrant” or the “Company”), relating to the shares of the Company’s common stock, without par value (the “Common Stock”), to be offered pursuant to the McorpCX, Inc. Amended and Restated Stock Option Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the participants in the Plan covered by this registration statement as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(b)	the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2016;

(c)	the Registrant's Current Reports on Form 8-K filed on February 12, 2016, and February 17, 2016; and

(d)

the description of the Registrant's Common Stock, contained in the Registrant's registration statement on Form 8-A (File No. 000-54918), filed by the Registrant with the SEC on March 22, 2013, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the SEC. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

Not applicable.

Item 5.     Interests of Named Experts and Counsel

Not applicable.

Item 6.     Indemnification of Directors and Officers

Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations under certain conditions and subject to certain limitations. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions.

Pursuant to the Company’s articles of incorporation, as amended and the Company’s amended and restated bylaws, the Company may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interests. In certain cases, the Company may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify such person against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding if such person acted in good faith in a manner such person believed to be in the best interests of the Company or its shareholders, or if the officer or director is judged liable, only by a court order. The indemnification provided under the Company’s organizational documents is intended to be to the fullest extent permitted by the laws of the State of California.

Item 7.     Exemption from Registration Claimed

Not applicable.

Item 8.     Exhibits

Exhibit Number	Exhibit

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.2	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.3	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.4	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed on July 13, 2015 (File No. 000-54918))

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant’s Form 8-K filed on November 24, 2015 (File No. 000-54918))

4.6	McorpCX, Inc. Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on February 12, 2016 (File No. 000-54918))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Hillary CPA Group, Certified Public Accountants

23.3	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporate by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-8 Registration Statement and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of July, 2016.

MCORPCX, INC.

BY:	/s/ Michael Hinshaw
Michael Hinshaw
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Hinshaw as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature:	Title:	Date:

/s/ Michael Hinshaw	Chairman, President, Chief Executive Officer and Treasurer (Principal Executive Officer and Principal Accounting Officer)	July 28, 2016
Michael Hinshaw

/s/Barry MacNeil	Chief Financial Officer, (Principal Financial Officer)	July 28, 2016
Barry MacNeil

/s/ Daniel Carlson	Director	July 28, 2016
Daniel Carlson

/s/ Hugh Rogers	Director	July 28, 2016
Hugh Rogers

/s/ Ashley Garnot	Director	July 28, 2016
Ashley Garnot

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.2	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.3	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to Form S-1 filed on April 25, 2012 (File No. 333-180914))

4.4	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-K filed on July 13, 2015 (File No. 000-54918))

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant’s Form 8-K filed on November 24, 2015 (File No. 000-54918))

4.6	McorpCX, Inc. Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on February 12, 2016 (File No. 000-54918))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Hillary CPA Group, Certified Public Accountants

23.3	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)